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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-105766) of our report dated January 15, 2003, except for Note 14, which is as of March 19, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in Yahoo! Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      /s/ PricewaterhouseCoopers LLP

San Jose, California
August 8, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS